EXHIBIT 21
Subsidiaries of Morgan Stanley*
As of December 31, 2019
* Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of certain other subsidiaries of Morgan Stanley are omitted because, considered in the aggregate as a single subsidiary, they would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Company	Jurisdiction of Incorporation or Formation
Morgan Stanley	Delaware
Morgan Stanley Hedging Co. Ltd.	Cayman Islands
Morgan Stanley Holdings LLC	Delaware
Morgan Stanley Principal Funding, Inc.	Delaware
Morgan Stanley Senior Funding, Inc.	Delaware
Morgan Stanley Capital Management, LLC	Delaware
Morgan Stanley Capital Group Inc.	Delaware
Morgan Stanley Domestic Holdings, Inc.	Delaware
Morgan Stanley & Co. LLC	Delaware
Prime Dealer Services Corp.	Delaware
Morgan Stanley Capital Services LLC	Delaware
Morgan Stanley Delta Holdings LLC	New York
Morgan Stanley Bank, N.A.	Federal Charter
Morgan Stanley Private Bank, National Association	Federal Charter
Morgan Stanley Services Group Inc.	Delaware
Morgan Stanley Smith Barney LLC	Delaware
MS Financing LLC	Delaware
Morgan Stanley Investment Management Inc.	Delaware
Morgan Stanley Fixed Income Ventures Inc.	Delaware
Morgan Stanley Strategic Investments, Inc.	Delaware
Morgan Stanley International Holdings Inc.	Delaware
Archimedes Investments Cooperatieve U.A.	Netherlands
Morgan Stanley (Australia) Securities Holdings Pty Limited	Australia
Morgan Stanley Australia Securities Limited	Australia
Morgan Stanley Asia Holdings Limited	Cayman Islands
Morgan Stanley (Hong Kong) Holdings Limited	Hong Kong
Morgan Stanley Hong Kong 1238 Limited	Hong Kong
Morgan Stanley Asia Limited	Hong Kong
Morgan Stanley Bank Asia Limited	Hong Kong
MSJL Holdings Limited	Cayman Islands
Morgan Stanley Japan Holdings Co., Ltd.	Japan
Morgan Stanley MUFG Securities Co., Ltd.	Japan
Morgan Stanley International Limited	United Kingdom
Morgan Stanley Europe Holding SE	Germany
Morgan Stanley Europe SE	Germany
Morgan Stanley Bank AG	Germany
Morgan Stanley France Holdings I S.A.S.	France

Morgan Stanley France S.A.	France
Morgan Stanley Investments (UK)	United Kingdom
Morgan Stanley & Co. International plc	United Kingdom
Morgan Stanley Bank International Limited	United Kingdom
Morgan Stanley Investment Management Limited	United Kingdom
Morgan Stanley UK Limited	United Kingdom
MSL Incorporated	Delaware
Morgan Stanley Uruguay Ltda.	Uruguay